<Stamped:
FILED # C14318-00
JUNE 05 2000
IN THE OFFICE OF
/S/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE>


                            	ARTICLES OF MERGER FOR
                             GALAXY SPECIALISTS, INC.
                            	(A NEVADA CORPORATION)


        Pursuant to the provisions of Section Section 92A.200 of the Nevada Revised Statutes Galaxy Specialists, Inc., a Nevada corporation (the "Corporation") hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Hystar Aerospace Marketing Corporation, a Montana corporation ("Hystar"), with and into the Corporation:

        FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

NAME                                 PLACE OF INCORPORATION
----                                 ----------------------
Galaxy Specialists, Inc.             Nevada
(the acquiring corporation)

Hystar Aerospace Marketing
Corporation of Montana
(the acquired corporation)	          Montana

      SECOND: Hystar has 17,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. On May 3, 2000 the owners of 15,000,000 a majority of the issued and outstanding stock of Hystar adopted a resolution by written consent in favor of the Plan.

      THIRD: Stockholder approval of the Plan by the stockholders of the Corporation is not required pursuant to NRS 92A.130 1(b).

      FOURTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

      FIFTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

      SEVENTH:  The merger is effective upon filing.

      DATED this 1st of June, 2000.


GALAXY SPECIALISTS, INC., a Nevada corporation

/s/ Jeanne Ball
_________________________________________
Jeanne Ball, President


/s/ April Marino
_________________________________________
April Marino, Secretary

STATE OF UTAH           )
                        :  ss.
COUNTY OF SALT LAKE     )

      On this 1st day of June, 2000, personally appeared before me Jeanne Ball and April Marino, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the the President and Secretary, respectively, of Galaxy Specialists, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Jeanne Ball and April Marino acknowledged to me that said corporation executed the same.

/S/ John S. Clayton
_________________________________         <Notary stamp of
NOTARY PUBLIC                              JOHN S. CLAYTON
                                           215 South State St. Suite 1100
                                           Salt Lake City Utah 84111
HYSTAR AEROSPACE MARKETING                 My Commission Expires
CORPORATION OF MONTANA                     November 25, 2001
                                           State of Utah>


/s/ Brett Clinger Pres.
_________________________________
Brett Clinger, President


/s/ Joanne Clinger, Sec.
_________________________________
Joanne Clinger, Secretary


STATE OF UTAH                )
                             : ss.
COUNTY OF SALT LAKE          )

      On the 1st day of June, 2000, personally appeared before me Brett Clinger and Joanne Clinger personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Hystar Aerospace Marketing
Corporation of Montana and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Brett Clinger and Joanne Clinger acknowledged to me that said corporation executed the same.

/s/ John S. Clayton
___________________________________________
NOTARY PUBLIC                                    <Notary Stamp of:
                                                  JOHN S. CLAYTON
                                                  215 So State St. Suite 1100
                                                  Salt Lake City, Utah 84111
                                                  My Commission Expires
                                                  November 25, 2001
                                                  State of Utah>